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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY



         The undersigned, Robert H. Davis hereby appoints Ronald J. Mittelstaedt and Steven F. Bouck and each of them, each of whom may act without joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name and on behalf of each such person any amendment or any post-effective amendment to the Form S-3 Registration Statement SEC File # 333-87703, Form S-3 Registration Statement SEC File # 333-62322, Form S-4 Registration Statement SEC File # 333-65615, Form S-4 Registration Statement SEC File # 333-83825, Form S-8 Registration Statement SEC File # 333-42096, and any registration statement relating to any offering made in connection with the offerings covered by the foregoing registration statements that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following person in the capacity indicated on July 20, 2001.


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

 Signature                    Title                          Date

/s/ Robert H. Davis
___________________________   Director                       July 20, 2001
Robert H. Davis
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